CERTIFICATE OF DESIGNATION
                            SERIES A PREFERRED STOCK

     Mark T. Wood certifies that he is the President and Thomas Seifert is the Secretary of iDial Networks, Inc., a Nevada corporation (hereinafter referred to as the "Corporation") and that pursuant to the Corporation's Certificate of Incorporation, as amended, and Section 78.1955 of the Nevada General Corporation Law, the Board of Directors of the Corporation adopted the following resolutions effective on August 22, 2003, and that none of the shares of Series A Preferred Stock referred to in this Certificate of Designation have been issued.

     1. Designation; Number of Shares; Stated Value.

     The designation of said series of Preferred Stock shall be Series A Preferred Stock (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock shall be 100,000. The shares of Series A Preferred Stock shall be issued as full shares and shall have a par value of $.01 per share and a Stated Value of $106 per share.

     2. Dividends.

          (a) The holders of the Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at the rate of $5.30 (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) per share per annum, payable in preference and priority to any payment of any cash dividend on Common Stock or any other shares of capital stock of the Corporation junior in priority to the Series A Preferred Stock (such Common Stock and other inferior stock being collectively referred to as "Junior Stock"), when and as declared by the Board of Directors of the Corporation, provided, however, that such dividends to holders of the Series A Preferred Stock shall be pari passu with the holders of Series B Preferred Stock and any other class or series of stock ranking in parity to the Series A Preferred Stock ("Parity Preferred Stock") in respect of dividends that may be authorized from time to time, subject to approval of the holders of Series A Preferred Stock as provided herein; and shall be junior in priority to any other class or series of stock ranking senior to the Series A Preferred Stock and Parity Preferred Stock ("Senior Stock") in respect of dividends that may be authorized from time to time, subject to approval of the holders of Series A Preferred Stock as provided herein.

          (b) Such dividends shall accrue with respect to each share of Series A Preferred Stock from the date on which such share is issued and outstanding and thereafter shall be deemed to accrue from day to day whether or not earned or declared and whether or not there exists profits, surplus or other funds legally available for the payment of dividends, and shall be cumulative so that if such dividends on the Series A Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or declared or set apart for any Junior Stock and before any purchase or acquisition of any Junior Stock is made by the Corporation.

     3. Redemption.

          (a) If, at any time on or after December 31, 2003, any shares of Series A Preferred Stock shall be then outstanding, the Corporation shall pay, on the last business day of each month, commencing December 31, 2003, to the holders of Series A Preferred Stock an aggregate of $118,910 pro rated among the holders, which payment shall be for accrued but unpaid dividends and, to the extent of any excess over such accrued but unpaid dividends, redemption of shares of Series A Preferred Stock. For each such monthly payment, the number of shares of Series A Preferred Stock redeemed shall equal (i) $118,910 less accrued but unpaid dividends on the Series A Preferred Stock divided by (ii) the Stated Value.

          (b) In addition to the  mandatory  redemption  set forth in subsection
(a) above, at the option of the holder at any time and from time to time, the Corporation shall redeem additional shares of Series A Preferred Stock from the Corporation's Free Cash Balance. The Corporation's Free Cash Balance shall mean the Corporation's unencumbered cash and cash equivalents, after provision for capital requirements and unfunded obligations, as determined by the
Corporation's Board of Directors in its reasonable business judgment. The maximum number of shares which the holder may request to be redeemed shall be such number of shares of Series A Preferred Stock as equals the Free Cash Balance, less 110% of the aggregate Stated Value of the number of shares requested to be redeemed.

     4. Conversion.

          (a) In the event the Corporation shall fail to make a payment to the holder when due under Section 3, the holder has provided notice to the Corporation of such failure to pay and the Corporation does not make such payment within five business days after receipt of such notice from the holder, then each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof and subject to the Corporation filing a Certificate of Amendment to its Certificate of Incorporation increasing its authorized common stock, into such number of paid and nonassessable shares of Corporation's common stock, par value $0.005 (the "Common Stock") equal to Twenty-One Thousand Two Hundred (21,200) (the "Conversion Rate"). Such Conversion Rate shall be subject to adjustment as provided below.

          (b) The Conversion Rate shall be subject to adjustment as follows:

               (i) In case the Corporation shall (A) subdivide its outstanding shares of Common Stock or (B) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect at the time of such dividend, subdivision, or combination shall be proportionately adjusted so that the holder of the Series A Preferred Stock surrendered for conversion after such time shall be entitled to receive the number and kind of shares which the holder would have owned or have been entitled to receive had such Series A Preferred Stock been converted immediately prior to such time. Such adjustment shall be made successively whenever any event listed above shall occur.

               (ii) In the event the Corporation at any time, or from time to time after the date hereof shall make or issue, a dividend or other distribution or issuance payable in shares of Common Stock without consideration or consideration less than the Conversion Rate, then and in each such event the Conversion Rate shall be increased as of the time of such issuance, by dividing the Conversion Rate by a fraction (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend, distribution or issuance.

               (iii) In case of any consolidation of the Corporation into, or merger of the Corporation with or into, any other corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in case of any reclassification of its shares of Common Stock, the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities, cash and other property receivable upon such consolidation, merger, sale, transfer or reclassification by a holder of the number of shares of Common Stock of the Corporation into which such share of Series A Preferred Stock might have been converted immediately prior to such consolidation, merger, sale, transfer or reclassification. In any such event, effective provision shall be made in the articles or certificate of incorporation of the resulting or surviving corporation or other corporation issuing or delivering such shares, other securities cash or other property or otherwise so that the provisions set forth herein for the protection of the conversion rights of the Series A Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities, cash and other property deliverable upon conversion of the Series A Preferred Stock remaining outstanding or other convertible stock or securities received by the holders in place thereof; and any such resulting or surviving corporation or other corporation issuing or delivering such shares, other securities, cash or other property shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities, cash or other property as the holders of the Series A Preferred Stock remaining outstanding, or other convertible stock or securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof and to make provision for the protection of the conversion right as above provided. In case shares, securities, cash or other property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references to Common Stock in this paragraph shall be deemed to apply, so far as provided and as nearly as is reasonable, to any such shares, other securities, cash or other property.

               (iv) No fractional interests in Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any share of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the fair market value of Common Stock as reasonably determined by the board of directors or issue an additional share of Common Stock by rounding the fractional interest to the nearest whole share.

               (v) In the event that at any time, as a result of any adjustment made pursuant to this Section 4(b), the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of its Common Stock, the number of such other shares so receivable upon conversion of any share of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provision with respect to the Common Stock contained in subdivisions (i) and (ii), above, with respect to the Common Stock.

          (c) Upon any conversion of shares of Series A Preferred Stock, the shares so converted shall have the status of authorized and unissued shares of Preferred Stock, unclassified as to series, and the number of shares of Preferred Stock which the Corporation shall have authority to issue shall not be decreased by the conversion of shares of Series A Preferred Stock.

          (d) The Corporation will pay any and all issue or other similar taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock in the name other than that in which the Series A Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid. Anything herein to the contrary notwithstanding, the Corporation shall not be responsible or liable for any income, franchise or similar taxes imposed on the holder of any share of Series A Preferred Stock upon conversion thereof or otherwise.

          (e) In order to at any time or from time to time to convert any or all of the shares of Series A Preferred Stock issued and outstanding into shares of Common Stock, any holder of the issued and outstanding Series A Preferred Stock shall give notice to the Corporation that such holder elects to convert any or all of the shares of Series A Preferred Stock issued and outstanding owned by such holder. The date of delivery of such certificates and notice by the holder to the Corporation shall be the conversion date ("Conversion Date"). On the Conversion Date, the shares of Series A Preferred Stock surrendered for conversion shall be deemed converted into Common Stock without any other act by the holders thereof. The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holders a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

          (f) Upon any such conversion, no adjustment to the Conversion Rate shall be made for any accrued and unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion. In lieu of a cash dividend, the holder, at the holder's option, may receive such number of shares of Common Stock equal to (A) the amount of accrued but unpaid dividends on such Series A Preferred Stock surrendered for conversion by such holder, divided by (B) the Market Value (as defined herein) of Common Stock on the Conversion Date. The term "Market Price" shall mean, with respect to a share of Common Stock on any date, either: (1) if there shall not then be a public market for the Common Stock, the fair market value per share of Common Stock as determined by the Board of Directors in good faith exercising its fiduciary duties; or (2) if there shall then be a public market for the Common Stock, the average of the Daily Market Prices (as defined below) for the ten
(10) consecutive Trading Days immediately prior to the Conversion Date. The "Daily Market Price" for each such Trading Day shall be: (aa) the last sale price on such day on the principal stock exchange or market on which the Common Stock is then listed or admitted to trading; (bb) if no sale takes place on such day on any such exchange or market, the average of the last reported closing bid and ask prices on such day as officially quoted on any such exchange or market;
(cc) if the Common Stock is not then listed or admitted to trading on any stock exchange or market, the average of the last reported closing bid and ask prices on such day in the over-the-counter market as furnished by the Nasdaq Stock Market or the National Quotation Bureau, Inc.; or (dd) if neither the Nasdaq Stock Market nor the National Quotation Bureau, Inc. is, at the time, engaged in the business of reporting bid and ask prices, as furnished by any similar firm then engaged in such business. "Trading Day" for this purpose means any day that the New York Stock Exchange is open for trading.

     5. Number of Shares.

     The Board of Directors reserves the right, by subsequent amendment of this resolution, from time to time to decrease the number of shares which constitute the Series A Preferred Stock (but not below the number of shares thereof then outstanding) and, subject to anything to the contrary set forth in the Certificate of Incorporation applicable to the Preferred Stock, to subdivide the number of shares, the stated value per share and the liquidation value per share of the Series A Preferred Stock and in other respects to amend, within the limitations provided by law, this resolution and the Certificate of Incorporation.

     6. Liquidation Rights.

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders on parity with the holders of the Parity Preferred Stock, after and subject to the payment in full of all amounts required to be distributed to the holders of any Senior Preferred Stock, but before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount equal to the Stated Value plus any accrued but unpaid dividends (whether or not declared). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

     7. Voting Rights.

          (a) Except as otherwise required by law or as provided in Section 7(b) or 7(c) below, the holders of the Series A Preferred Stock shall not be entitled to vote.

          (b) At any time that the Corporation does not have reserved and kept available out of its authorized but unissued Common Stock, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all outstanding Series A Preferred Stock, then each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof and whether or not a default has occurred under Section 3), at each meeting of stockholders of the Company (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action or consideration. The holders of Series A Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class. The holders of Series A Preferred Stock shall be entitled to notice as holders of Common Stock.

          (c) The Corporation shall not (i) amend, alter or repeal any provision of its charter, whether by merger, consolidation or otherwise, or amend, alter or repeal preferences, rights, powers or other terms of the Series A Preferred Stock, so as to affect adversely the Series A Preferred Stock, or (ii) designate or issue any additional class or series of preferred stock without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Preferred Stock which is on a parity with or has preference or priority over the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Preferred Stock.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Series A Preferred Stock to be duly executed by its President and attested to by its Secretary this 22nd day of August, 2003, who, by signing their names hereto, acknowledge that this Certificate of Designation is the act of the Corporation and state to the best of their knowledge, information and belief, under the penalties of perjury, that the above matters and facts are true in all material respects.

                                                     IDIAL NETWORKS, INC.


                                                     ___________________________
                                                     Mark T. Wood,
                                                     President


                                                     ___________________________
                                                     Thomas Seifert,
                                                     Secretary